Exhibit j (iv)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the caption of “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also consent to the reference to our firm under the caption “Financial Highlights” in the Prospectuses and to the use of our reports dated July 18, 2014 (for the USAA Cornerstone Aggressive Fund, the USAA Cornerstone Conservative Fund, the USAA Cornerstone Equity Fund, the USAA Cornerstone Moderate Fund, the USAA Cornerstone Moderately Aggressive Fund, the USAA Cornerstone Moderately Conservative Fund, the USAA Emerging Markets Fund, the USAA Government Securities Fund, the USAA Growth and Tax Strategy Fund, the USAA International Fund, the USAA Managed Allocation Fund, the USAA Precious Metals and Minerals Fund, the USAA Treasury Money Market Trust, and the USAA World Growth Fund)  on the financial statements and financial highlights as of and for the periods ended May 31, 2014 in the Post-Effective Amendment Number 103 to the Registration Statement (Form N-1A  No. 33-65572).

/s/ Ernst & Young LLP

San Antonio, Texas
September 25, 2014